SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AUTO DIRECT HOLDINGS, INC.**, did on June 29, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 30, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0491352006-4
Document Number:
20060418576-49

Date Filed:
6/29/2006 3:29:37 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Auto Direct Holdings, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Laughlin Associates, Inc. Name 2533 N. Carson Street — Carson City — Nevada 89706 Street Address — City — Zip Code Optional Mailing Address — City — State Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000 — Par value: $ 0.001 — Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (each additional one, attach a separate page if necessary)	1. John Campbell Name 46 Nelson Street — Oakville — ON — L6L 3H6 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: ANY LAWFUL ACTIVITY.
6. Names, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	M. Smith - Incorporation Service — Signature Name 1112 E. Copeland Road, Suite 420 — Arlington — TX 76011 Address — City — State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — Date 6/29/06

This form must be accompanied by appropriate fees.

MINUTES OF THE ORGANIZATION MEETING

OF

AUTO DIRECT HOLDINGS, INC.

The organization meeting of Auto Direct Holdings, Inc. was held at 46 Nelson Street, Oakville, Ontario, Canada, on June 30, 2006 at 9:00 a.m. EST.

The following was present: John Campbell, the sole director named in the Articles of Incorporation.

Mr. Campbell approved the Articles of Incorporation and reported that they were filed in the office of the Secretary of State of the State of Nevada on June 29, 2006.

Mr. Campbell approved and adopted By-Laws for the Corporation.

Mr. Campbell agreed to serve as President, Secretary and Treasurer of the Corporation.

Mr. Campbell approved and adopted a form of share certificate for the Corporation's common stock.

Mr. Campbell ordered and directed payment of all charges and expenses incident to or arising out of the organization of the corporation and to reimburse any person who has made any disbursement therefor.

Mr. Campbell established offices for the Corporation 46 Nelson Street, Oakville, Ontario, Canada L6L 3H6 and that meetings of the board of directors from time to time may be held either at such offices or at such other place as the board of directors might from time to time order.

Mr. Campbell approved the issuance of 4,500,000 shares to the following. In consideration for 100% of the outstanding stock of Auto Direct Automotive Supply, Inc., an Ontario corporation:

John Campbell	4,000,000
Ken Wilden	250,000
Michael Stothers	250,000

There being no further business to come before the meeting, the meeting was adjourned.

John Campbell, Chairman